UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

ECOLAB INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) by Exchange Act Rules 14a6(i)(l) and 0-11

Your Vote Counts! ECOLAB INC. You invested in ECOLAB INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 2, 2024. Vote Virtually at the Meeting* May 2, 2024 12:30 p.m. Central Time Virtually at: www.virtualshareholdermeeting.com/ECL2024 *Please refer to the Proxy Statement for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # V36757-P01793 Get informed before you vote We encourage you to access and review the proxy materials before voting. View the Notice and Proxy Statement and Annual Report online OR you can request a free paper or email copy of the material(s) prior to April 18, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2024 Annual Meeting Vote by May 1, 2024 11:59 PM ET. For shares held in a Plan, vote by April 29, 2024 11:59 PM ET. ECOLAB INC. CORPORATE SECRETARY 1 ECOLAB PLACE ST. PAUL, MN 55102-2739

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the more complete proxy materials, which contain important information and are available on the Internet. Please follow the instructions on the reverse side to view the proxy materials and to vote these important matters.

	Voting Items	Board Recommends
1.	Election of Directors	
	Nominees:	
1a.	Judson B. Althoff	For
1b.	Shari L. Ballard	For
1c.	Christophe Beck	For
1d.	Eric M. Green	For
1e.	Arthur J. Higgins	For
1f.	Michael Larson	For
1g.	David W. MacLennan	For
1h.	Tracy B. McKibben	For
1i.	Lionel L. Nowell III	For
1j.	Victoria J. Reich	For
1k.	Suzanne M. Vautrinot	For
1l.	John J. Zillmer	For
2.	Approve, on an advisory basis, the compensation of our named executive officers disclosed in the Proxy Statement.	For
3.	Ratify the appointment of PricewaterhouseCoopers LLP as Ecolab's independent registered public accounting firm for the current year ending December 31, 2024.	For
4.	Vote on a stockholder proposal regarding an independent board chair policy, if properly presented at the meeting.	Against

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V36758-P01793